Item 77O – 10f-3 Transactions

RULE 10f-3 REPORT

Name of Fund(s) or other accounts involved:

Alps/Westport Resources Hedged High Income Fund (Buyer)

1.

Name of Security:  Ally Financial, Inc. $750MM 5 Year Notes Issued 1/22/14

2.

Name of Manager: Amundi Smith Breeden LLC

3.

Name of Manager’s Affiliated Broker-Dealer(s) from which the Securities Were

Acquired:

Credit Agricole CIB was a member of the underwriting syndicate and is an affiliate. The trade was executed Morgan Stanley & Co., LLC

4.

Date of Transaction: 1/22/14

5.

Names of the Underwriting Syndicate’s Members:

Joint Book-Running Managers

Barclays Capital Inc.

Citigroup Global Markets Inc. Deutsche Bank Securities, Inc Morgan Stanley & Co LLC

Co-Managers

Credit Agricole Securities (USA) Inc.

Lloyds Securities, Inc

RBC Capital Markets LLC Scotia Capital (USA) Inc.

U.S. Bancorp Investments Inc. CastleOak Securities, LP Lebenthal & Co, LLC

Muriel Siebert & Co, Inc.

The Williams Capital Group, L.P.

6.

Terms of the Transaction:

$750 million of 3.500% Senior Guaranteed Notes due 2019

7.

Type of Security (check one):

_X_  part of an issue registered under the Securities Act of 1933 that is publicly offered

8.

Timing and Price:  (1) The securities specified above were purchased prior to the end of the first day on which any sales are made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an eligible foreign offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer). (2) If the securities specified above were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminates.

9.

Continuous Operations:   If the securities specified above are part of an issue registered  under  the  Securities  Act  of  1933  that  is  publicly  offered,  are government securities, or are purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities has been in continuous operation for not less than three years, including the operations of any predecessors.

10.

Firm Commitment Underwriting:   The securities specified above were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

11.

Reasonable Commission:    With  respect  to  the securities  specified  above,  the commission, spread or profit received or to be received by the principal underwriters is reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time.

12.

Percentage Limit:  With respect to the  securities specified above, the amount of securities of any class of such issue purchased by the Manager, or by two or more investment companies registered under the 1940 Act, having such Manager as investment adviser, does not exceed:  (i) if  purchased in an offering other than an eligible Rule 144A offering, 25% of the principal amount of the offering of such class; or (ii) if purchased in an eligible Rule 144A offering, 25% of the total amount of:  (A) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus (B) The principal amount of the offering of such class in any concurrent public offering.

13.

Prohibition  of Certain  Affiliate  Transactions:  Purchase  was  made  subject   to provision   that  no  part  of  the  part  of  the  purchase  will  be  credited   to  Credit Agricole Securities (USA), Inc.

Item 77O – 10f-3 Transactions

RULE 10f-3 REPORT

Name of Fund(s) or other accounts involved (Buyers): ALPS/Westport Resources Hedged High Income Fund

1.

Name of Security:  CIT Group Inc. 3.875% Senior Unsecured Notes Due 2019

2.

Name of Manager: Amundi Smith Breeden LLC

3.

Name of Manager’s Affiliated Broker-Dealer(s) from which the securities were Acquired:   Purchased from Morgan Stanley & Co., LLC. Credit Agricole CIB was a member of the underwriting syndicate.

4.

Date of Transaction:  Trade date 2/12/14, Settlement date 2/19/14

5.

Names of the Underwriting Syndicate’s Members:

Joint Book-Running Managers

BofA Merrill Lynch

Credit Suisse

Morgan Stanley

Co-Managers

Barclays

Credit Agricole CIB Deutsche Bank Securities Goldman Sachs & Co. J.P. Morgan

6.

Terms of the Transaction:

$1,000,000,000 CIT Group Inc. 3.875% Senior Unsecured Notes Due 2019

7.

Type of Security (check one):

_X_  part of an issue registered under the Securities Act of 1933 that is publicly offered

8.

Timing and Price:  (1) The securities specified above were purchased prior to the end of the first day on which any sales are made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any

Item 77O – 10f-3 Transactions

concurrent offering of the securities (except, in the case of an eligible foreign offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer). (2) If the securities specified above were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminates.

9.

Continuous Operations:   If the securities specified above are part of an issue registered  under  the  Securities  Act  of  1933  that  is  publicly  offered,  are government securities, or are purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities has been in continuous operation for not less than three years, including the operations of any predecessors.

10.

Firm Commitment Underwriting:   The securities specified above were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

11.

Reasonable Commission:    With  respect  to  the securities  specified  above,  the commission, spread or profit received or to be received by the principal underwriters is reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time.

12.

Percentage Limit:  With respect to the  securities specified above, the amount of securities of any class of such issue purchased by the Manager, or by two or more investment companies registered under the 1940 Act, having such Manager as investment adviser, does not exceed:  (i) if  purchased in an offering other than an eligible Rule 144A offering, 25% of the principal amount of the offering of such class; or (ii) if purchased in an eligible Rule 144A offering, 25% of the total amount of:  (A) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus (B) The principal amount of the offering of such class in any concurrent public offering.

13.

Prohibition  of  Certain  Affiliate  Transactions:  Purchase  was  made  subject  to provision  that  no  part of the part  of the purchase will  be credited  to  Credit Agricole CIB.

Name of Fund(s) or other accounts involved: Alps/Westport Resources Hedged High Income Fund

1.

Name of Security:

United Airlines, Inc. $212,812,000  4.75%  Class-B  Pass

Through Certificates, Series 2014-1 (CUSIP: 90932PAB4)

2.

Name of Manager: Amundi Smith Breeden, LLC

3.

Name of Manager’s Affiliated Broker-Dealer(s) from which the Securities Were Acquired:  Purchased from Morgan Stanley & Co., LLC.  Credit Agricole Securities was a member of the underwriting syndicate.

4.

Date of Transaction: Trade Date 03/24/14, settlement date 04/07/14

5.

Names of the Underwriting Syndicate’s Members:

Lead Bookrunners Morgan Stanley Credit Suisse

Bookrunners

Deutsche Bank Securities

Citigroup

Barclays

Goldman, Sachs & Co. Credit Agricole Securities

6.

Terms of the Transaction:

United Airlines, Inc. $212,812,000 4.75% Class-B Pass Through Certificates, Series 2014-1 (CUSIP: 90932PAB4), purchased $100,000 face amount at the issue price of $100.00 for settlement 4/7/14.

7.

Type of Security (check one):

_X_  part of an issue registered under the Securities Act of 1933 that is publicly offered

Item 77O – 10f-3 Transactions

8.

Timing and Price:  (1) The securities specified above were purchased prior to the end of the first day on which any sales are made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an eligible foreign offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer). (2) If the securities specified above were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminates.

9.

Continuous Operations:   If the securities specified above are part of an issue registered  under  the  Securities  Act  of  1933  that  is  publicly  offered,  are government securities, or are purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities has been in continuous operation for not less than three years, including the operations of any predecessors.

10.

Firm Commitment Underwriting:   The securities specified above were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

11.

Reasonable Commission:    With  respect  to  the securities  specified  above,  the commission, spread or profit received or to be received by the principal underwriters is reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time.

12.

Percentage Limit:  With respect to the  securities specified above, the amount of securities of any class of such issue purchased by the Manager, or by two or more investment companies registered under the 1940 Act, having such Manager as investment adviser, does not exceed:  (i) if  purchased in an offering other than an eligible Rule 144A offering, 25% of the principal amount of the offering of such class; or (ii) if purchased in an eligible Rule 144A offering, 25% of the total amount of:  (A) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus (B) The principal amount of the offering of such class in any concurrent public offering.

13.

Prohibition of Certain Affiliate Transactions:  Purchase was made subject to provision that no part of the part of the purchase will be credited Credit Agricole Securities.

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